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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 27, 2001


                           LONG BEACH SECURITIES CORP.

            (as depositor under the Pooling and Servicing Agreement,
           dated as of December 1, 2001, providing for the issuance of
                           Asset-Backed Certificates,
                                 Series 2001-4)

             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                        333-41712              33-0917586
----------------------------            -----------       ----------------------
(State or Other Jurisdiction            (Commission         (I.R.S. Employer
     of Incorporation)                  File Number)      Identification Number)

                1100 Town & Country Road
                       Suite 1600
                   Orange, California                            92868
         ----------------------------------------              ----------
         (Address of Principal Executive Offices)              (Zip Code)


Registrant's telephone number, including area code:  (714) 541-5378


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Item 2.  Acquisition or Disposition of Assets

         On December 3, 2001 (the "Closing Date"), a single series of certificates, entitled Long Beach Mortgage Loan Trust 2001-4, Asset-Backed Certificates, Series 2001-4 (the "Certificates"), were issued pursuant to a pooling and servicing agreement, dated as of December 1, 2001 (the "Agreement"), among Long Beach Securities Corp. as depositor (the "Depositor"), Long Beach Mortgage Company as master servicer ("Long Beach"), the Federal National Mortgage Association ("Fannie Mae") as guarantor with respect to the Class I-A Certificates and the Class I-S Certificates, First Union National Bank as trustee (the "Trustee"), and Bankers Trust Company of California, N.A. as trust administrator (the "Trust Administrator").

         On December 27, 2001 following the closing of the initial issuance of the Certificates, the Trustee purchased from the Depositor (i) certain Group I Subsequent Mortgage Loans, as defined in the Agreement, with an aggregate principal balance equal to approximately $312,327,863.04, with funds on deposit in Group I Pre-Funding Account, as defined in the Agreement, established pursuant to the Agreement and (ii) certain Group II Subsequent Mortgage Loans, as defined in the Agreement, with an aggregate principal balance equal to approximately $118,674,336.37, with funds on deposit in Group II Pre-Funding Account, as defined in the Agreement, established pursuant to the Agreement, in each case, at a purchase price equal to the principal balance of such Subsequent Mortgage Loans, as defined in the Agreement. Such Subsequent Mortgage Loans were conveyed to the Trustee pursuant to a Subsequent Transfer Instrument, dated December 27, 2001, by and among Long Beach Mortgage Company as seller (the "Seller"), the Depositor, the Trustee and the Trust Administrator (the "Subsequent Transfer Instrument"). Attached to the Subsequent Transfer Instrument is the Mortgage Loan Schedule listing the Subsequent Mortgage Loans that are subject to the Subsequent Transfer Instrument.

Item 5.  Other Events

Description of the Mortgage Pool

         The Certificates evidence in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund"), consisting of a pool of first lien and second lien, fully amortizing adjustable-rate and fixed-rate residential mortgage loans (the "Mortgage Pool") having original terms to maturity up to 30 years (the "Mortgage Loans") and the Pre-Funding Accounts, as defined in the Agreement, in the aggregate of $431,007,058. As of the Closing Date, the Trust Fund primarily consisted of (i) The Mortgage Pool, which consisted of Mortgage Loans having an aggregate principal balance of approximately $1,568,990,741 as of December 1, 2001 and (ii) the Pre-Funding Accounts which contained approximately $431,007,058.

         As more fully described above, on December 27, 2001, the Depositor purchased from the Seller the Subsequent Mortgage Loans with the funds on deposit in the related Pre-Funding Account. The tables attached as exhibit 99.1 hereto describe certain characteristics of the Mortgage Pool as of December 27, 2001, the end of the Group I Pre-Funding Period and the Group II Pre-Funding Period, in each case as defined in the Agreement. The statistical information presented in exhibit 99.1 relates to the Mortgage Loans as of the Subsequent Cut-off Date and, unless otherwise noted, all statistical percentages or weighted averages set forth in exhibit 99.1 are measured as a percentage of the aggregate principal balance as of the Subsequent Cut-off Date of the Mortgage Loans in the Loan Group I or Loan Group II, in each case as defined in the Agreement, or the indicated subset of the Mortgage Loans in the Loan Group I or Loan Group II, as the case may be. Capitalized terms used in exhibit 99.1 without definition have the meaning given to them in the Prospectus Supplement related to the Certificates, dated November 30, 2001, to the Prospectus, dated December 12, 2000, as previously filed with the Securities and Exchange Commission pursuant to Rule 424(b).


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Item 7.  Financial Statements and Exhibits

         (a)      Not applicable

         (b)      Not applicable

         (c)      Exhibits

       Exhibit No.                      Description
       -----------                      -----------

         4.1 Subsequent Transfer Instrument, dated December 27, 2001, by and among Long Beach Securities Corp. as depositor, Long Beach Mortgage Company as seller, First Union National Bank as trustee and Bankers Trust Company of California, N.A. as trust administrator.

         99.1 Characteristics of the Mortgage Pool as of December 1, 2001, relating to Long Beach Mortgage Loan Trust 2001-4, Asset-Backed Certificates, Series 2001-4.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   January 14, 2002

                                           LONG BEACH SECURITIES CORP.


                                           By:
                                              ----------------------------------
                                           Name: Jeffery A Sorensen
                                           Title: Vice President


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                                Index to Exhibits

                                                                 Sequentially
      Exhibit No.                Description                     Numbered Page
      -----------                -----------                     -------------

         4.1      Subsequent Transfer Instrument, dated               6
                  December 27, 2001, by and among Long Beach
                  Securities Corp. as depositor, Long Beach
                  Mortgage Company as seller, First Union
                  National Bank as trustee and Bankers Trust
                  Company of California, N.A. as trust
                  administrator.

         99.1     Characteristics of the Mortgage Pool as of          12
                  December 1, 2001, relating to Long Beach
                  Mortgage Loan Trust 2001-4, Asset-Backed
                  Certificates, Series 2001-4.


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